Exhibit 99.2

5 The North Colonnade Canary Wharf London E14 4BB United Kingdom Tel +44 (0)20 7623 2323 barclays.com

PRIVATE AND CONFIDENTIAL

Shire plc (the “Company”)
5 Riverwalk
Citywest Business Campus
Dublin 24
Ireland

For the attention of: Thomas Greene

21 November 2016

SHIRE PLC – CONSENT REQUEST

1.	We refer to:

(A)	the US$2,100,000,000 revolving credit facilities agreement dated 12 December 2014 (as amended on 25 November 2015) between, among others, Shire plc as an Original Borrower and an Original Guarantor and Barclays Bank PLC as Facility Agent (the “Facilities Agreement”); and

(B)	your letter to us dated 8 November 2016 in which you requested that the Majority Lenders consent to certain amendments to schedule 9 (Existing Security), to schedule 10 (Existing Loans) and to schedule 11 (Existing Financial Indebtedness) of the Facilities Agreement (the “Consent Request”).

2.	Unless otherwise defined, terms and expressions defined in the Facilities Agreement or in the Consent Request shall have the same meanings when used in this letter and references to Clauses in this letter are references to the relevant clauses of the Facilities Agreement.

3.	We confirm that we have received the consent of the Majority Lenders to the Requested Amendments and consequently that the Requested Amendments shall, provided that you and the other Obligor sign, date and return to us a copy of this letter in accordance with paragraph 1.3 of the Consent Request become effective immediately and automatically, and from that date the Facilities Agreement and the Consent Request shall be read and construed as one document.

4.	Please confirm your agreement to the terms of this letter by signing, dating and returning a copy thereof.

5.	This letter may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

6.	This letter is a Finance Document.

Barclays Bank PLC Authorised by the Prudential Regulation Authority and regulated by the financial Conduct Authority and the Prudential Regulation Authority.

Registered in England. Registered No. 1026167. Registered office: 1 Churchill Place. London E14 SHP

7.	The provisions of Clause 46 (Governing law) and Clause 47 (Enforcement) are incorporated into this letter as though they were set out in full, except that references to the Facilities Agreement are to be construed as references to this letter.

Yours faithfully

/s/ Nick Williams

……………………………
for and on behalf of
Barclays Bank PLC
as Facility Agent, for itself and on behalf of each of the Finance Parties

Acknowledged and agreed

/s/ Jeffrey Poulton

……………………………
for and on behalf of
Shire plc

/s/ Michael Garry

……………………………
for and on behalf of
Shire Acquisitions Investments Ireland DAC

Date: 1 December 2016

APPENDIX 2

SCHEDULE 9
EXISTING SECURITY

Name of member of the Group	Security	Total Principal Amount of Indebtedness Secured
Pharma International Insurance ~~Limited~~ DAC	Collateral against letters of credit	~~US$ 5,000,000~~ US$ 15,000,000
NPS Pharmaceuticals, Inc.	Security interest in certain patents and intellectual property	US$ 81,350,000

aPPENDIX 3

Schedule 10
Existing Loans

Name of member of the Group	Loan	Total Principal Amount of Existing Loan s
Shire Human Genetic Therapies, Inc	Supplier loan	EUR7,500,000
Shire Pharmaceutical Holdings Ireland Limited	Supplier loan	EUR12,000,000

APPENDIX 4

Schedule 11
Existing Financial Indebtedness

Name of member of the Group	Financial Indebtedness	Total Principal Amount of Existing Financial Indebtednes s
Pharma International Insurance ~~Limited~~ DAC	Counter indemnity obligations related to bank issued letters of credit	~~US$ 5,000,000~~ US$ 15,000,000
Shire ~~Italy~~ Italia S.p.A. / Shire Global Finance / Shire Pharmaceutical Holdings Ireland Limited	Counter indemnity obligations related to bank issued guarantees	~~EUR 27,132,000~~ Up to EUR 90,000,000
Shire HGT Inc.	US property capital lease	US$ 7,737,000
Shire ViroPharma Incorporated	US property capital lease	US$ 5,255,000
NPS Pharmaceuticals, Inc.	Secured non-recourse debt	US$ 81,350,000
Multiple Subsidiaries of the Company	Uncommitted overdraft and money market lines to the extent drawn	Up to US$185,000,000
Multiple Subsidiaries of Baxalta Incorporated	Property capital leases	US$ 335,500,000